EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Foothill Independent Bancorp:

We consent to the incorporation by reference of our report dated January 21, 2005 on the consolidated financial statements of Foothill Independent Bancorp as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, included at Page 41 of its Annual Report on Form 10-K for the year ended December 31, 2004, and our reports dated March 31, 2005 on management’s assessment of, and our opinion on, the effectiveness of internal control over financial reporting included on page 2 of its Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 31, 2004, into Registration Statement No. 33-57586 on Form S-8 filed January 29, 1993, Registration Statement No. 33-64584 on Form S-8 filed on June 17, 1993, and Registration Statement No. 33-83854 on Form S-3 filed September 12, 1994 (each of which was amended by post effective amendments filed on July 27, 2000) and Registration Statement No. 333-113206 filed on Form S-8 on March 2, 2004.

/s/ Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California

April 26, 2005